UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018 (September 26, 2018)

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36332	20-1968197
(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 1.01.	OTHER EVENTS.

On September 27, 2018, Aldeyra Therapeutics, Inc. (“Aldeyra”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters set forth therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 5,250,000 shares (the “Shares”) of Aldeyra’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price to the public of $13.75 per share. Under the terms of the Underwriting Agreement, Aldeyra granted the Underwriters a 30-day option to purchase up to an additional 787,500 shares of Common Stock on the same terms and conditions.

The Shares will be issued pursuant to Aldeyra’s currently effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-226266) filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on July 27, 2018 (the “Registration Statement”), and a preliminary and final prospectus supplement filed with the Commission in connection with the Offering. The closing of the offering is expected to take place on or about October 2, 2018, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by Aldeyra, customary conditions to closing, indemnification obligations of Aldeyra and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

ITEM 8.01.	OTHER EVENTS.

On September 26, 2018, Aldeyra issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 27, 2018, Aldeyra issued a press release announcing that Aldeyra priced the Offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between Aldeyra Therapeutics, Inc. and Citigroup Global Markets Inc., as representative of the several underwriters, dated September 27, 2018

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)

99.1	Press Release of Aldeyra Therapeutics, Inc., dated September 26, 2018

99.2	Press Release of Aldeyra Therapeutics, Inc., dated September 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018	ALDEYRA THERAPEUTICS, INC.

	By:	/s/ Joshua Reed
	Name:	Joshua Reed
	Title:	Chief Financial Officer